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                                                                   EXHIBIT 10.10

                     AMENDMENT NO. 2 TO AMENDED AND RESTATED
                                CREDIT AGREEMENT

      This Amendment No. 2 to Amended and Restated Credit Agreement ("Amendment") dated as of June 30, 2004 by and among the lenders signatories hereto ("Banks"), Comerica Bank as agent for the Banks (in such capacity, "Agent"), and North Pointe Holdings Corporation, a Michigan corporation ("Company").

                                    RECITALS

      A. Company and Banks entered into that certain Amended and Restated Credit Agreement dated as of January 26, 2004, as amended by an Amendment No. 1 dated as of March 31, 2004 ("Agreement").

      B. The parties desire to amend the Agreement.

      NOW, THEREFORE, the parties agree that the Agreement and the Term Notes are amended as follows:

      1. The definition of Preferred Shares Subordination Agreement in Section 1 of the Agreement is deleted.

      2. The following definitions in Section 1 of the Agreement are amended to read in their entireties as follows:

            "`Revolving Credit Aggregate Commitment' shall mean Seven Million Dollars ($7,000,000) subject to reduction or termination under Section 2.13, 3.8 or 8.2 hereof."

            "`Term Loan' shall mean the term loans extended by the Term Loan Banks to Company in the aggregate principal amount of Fourteen Million Eight Hundred Thousand Dollars ($14,800,000) pursuant to Section 3 of this Agreement."

      3. Sections 3.1, 3.2, 3.3 and 3.9 of the Agreement are amended to read in their entireties as follows:

            "3.1 Term Loan. Subject to the terms and conditions of this Agreement, each Term Loan Bank, severally and for itself alone, agrees to loan to Company on June 30, 2004, an amount equal to its Term Loan Percentage of the Term Loan. At the time of the borrowing under this Section, Company agrees to execute a separate Term Note for each Term Loan Bank with appropriate insertions (acceptable to the Term Loan Banks in form and substance) as evidence of the Indebtedness under this Section 5.1.


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            3.2 Repayment. The Indebtedness represented by the Term Notes shall be repaid in equal quarterly principal installments each in the amount of Eight Hundred Twenty Five Thousand Dollars ($825,000), plus accrued interest as provided in Section 3.4. Such payments shall commence on August 15, 2004, and shall continue on the fifteenth day of each November, February, May and August thereafter, until the Term Loan Maturity Date, when the entire unpaid principal balance of such Indebtedness and accrued interest thereon, shall be due and payable in full.

            3.3 Disbursement of Term Loan. Subject to the satisfaction of the conditions of the making of the Term Loan, each Term Loan Bank shall, not later than 2:00 p.m. (Detroit time) on June 30, 2004, make available the amount of its Percentage of the Term Loan in immediately available funds to Agent, at the office of Agent located at 500 Woodward Avenue, Detroit, Michigan 48226. Agent shall make available to Company not later than 4:00 p.m. (Detroit time) on such date the aggregate of the amounts so received by it in like funds by credit to an account of Company maintained with Agent or to such other account or third party as Company may direct. Unless Agent shall have been notified by any Term Loan Bank that such Term Loan Bank does not intend to make available to Agent such Term Loan Bank's pro rata share of the Term Loan, Agent may assume that such Term Loan Bank has made such amount available to Agent on such date and may, in reliance upon such assumption, make available to Company a corresponding amount. If such amount is not in fact made available to Agent by such Term Loan Bank, Agent shall be entitled to recover such amount on demand from such Term Loan Bank. If such Term Loan Bank does not pay such amount forthwith upon Agent's demand therefor, the Agent shall promptly notify Company and Company shall pay such amount to Agent. Agent shall also be entitled to recover from such Term Loan Bank or Company, as the case may be, interest on such amount in respect of each day from the date such amount was made available by Agent to Company to the date such amount is recovered by Agent, at a rate per annum equal to the Applicable Interest Rate then applicable to the Term Loan. The obligation of any Term Loan Bank to fund its Percentage of the Term Loan shall not be affected by the failure of any other Term Loan Bank to fund its Percentage of the Term Loan and no Term Loan Bank shall have any liability to the Company, the Agent, or any other Term Loan Bank for another Term Loan Bank's failure to fund its Percentage of the Term Loan hereunder.

            3.9 Use of Term Loan Proceeds. The proceeds of the Term Notes shall be used to repay (by renewal) existing term indebtedness of Company to the Banks under this Agreement and to redeem the Preferred Shares and common stock of Company owned by Strength Capital Partners, L.P."

      4. Section 4.3(d) of the Agreement is amended to read in its entirety as follows:

         "[Reserved];"

      5. Section 7.1 of the Agreement is amended to read in its entirety as follows:


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            "7.l Capital Structure and Redemptions. Purchase, acquire, issue or redeem any of its Equity Interests, except issuances of stock by a Subsidiary provided that such stock is pledged to the Agent for the benefit of the Banks as provided hereunder and except for the redemption of the Preferred Shares and common stock of Company owned by Strength Capital Partners, L.P. on or about June 30, 2004 for an aggregate redemption price not exceeding $4,488,000."

      6. Section 7.8 of the Agreement is amended to read in its entirety as follows:

            "7.8 Dividends. Declare or pay any dividends or make any other distribution upon its Equity Interests, except dividends by Subsidiaries of Company to Company."

      7. Company hereby represents and warrants that, after giving effect to the amendments contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within Company's powers, have been duly authorized, are not in contravention of law or the terms of the Company's Articles of Incorporation or Bylaws and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the representations and warranties of Company set forth in Sections 5.1 through 5.6 and 5.8 through 5.21 of the Agreement are true and correct in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof; (c) the representations and warranties of Company set forth in Section 5.7 of the Agreement are true and correct in all material respects as of the date hereof with respect to the most recent financial statements furnished to the Bank by Company in accordance with Section 6.1 of the Agreement; and (d) no Event of Default, or condition or event which, with the giving of notice or the running of time, or both, would constitute an Event of Default under the Agreement, has occurred and is continuing as of the date hereof.

      8. This Amendment shall be effective upon (a) execution hereof by Company, Agent and the Banks, (b) execution by the Guarantors of a reaffirmation of Guaranty in the form attached hereto as Exhibit A, (c) execution and delivery by Company to Bank of replacement Revolving Credit Notes and Term Notes in form acceptable to the Agent, (d) evidence of the construction of the redemption of the Preferred Shares and common stock of Company owned by Strength Capital Partners, L.P. for an aggregate purchase price not exceeding $4,488,000 and (e) payment by Company to the Agent for distribution to the Banks of the amendment fees specified in the separate fee letter from the Agent to the Company.

      9. This Amendment may be signed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

      10. Capitalized terms not defined herein shall have the meanings given to them in the Agreement.

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      WITNESS the due execution hereof as of the day and year first above written.

COMERICA BANK, AS AGENT                       NORTH POINTE HOLDINGS CORPORATION

By:                                           By: /s/ James G. Petcoff
    -------------------------------               ------------------------------

Its: Vice President                           Its: President

BANKS:                                        COMERICA BANK

                                              By:
                                                  ------------------------------

                                              Its:
                                                   -----------------------------

                                              FIFTH THIRD BANK

                                              By:
                                                  ------------------------------

                                              Its:
                                                   -----------------------------

                                              BANK ONE N.A

                                              By: /s/ Richard C. Ellis
                                                  ------------------------------

                                              Its: First Vice President
                                                   -----------------------------

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